Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$276,844,000
Unrealized Gain (Loss) on Market Value of Futures	(625,445,110)
Interest Income	470,384
ETF Transaction Fees	65,000
Total Income (Loss)	$(348,065,726)

Expenses
Investment Advisory Fee	$1,029,970
Brokerage Commissions	516,247
SEC & FINRA Registration Expense	130,200
NYMEX License Fee	59,074
K-1 Tax Expense	57,815
Non-interested Directors' Fees and Expenses	18,284
Audit Fees	13,589
Total Expenses	$1,825,179
Net Gain (Loss)	$(349,890,905)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/09	$2,569,623,931
Additions (58,400,000 Units)	1,777,590,636
Withdrawals (22,900,000 Units)	(762,575,100)
Net Gain (Loss)	(349,890,905)

Net Asset Value End of Period	$3,234,748,562
Net Asset Value Per Unit (110,400,000 Units)	$29.30

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended January 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah Chief Financial Officer United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502